Exhibit 10.26

PROMISSORY NOTE

$19,750,000.00	March 30, 2007

FOR VALUE RECEIVED, the undersigned, DEERFIELD LUXURY TOWNHOMES, LLC, a Delaware limited liability company (“Maker”), promises to pay, in installments as hereinafter provided, to the order of DEUTSCHE BANC MORTGAGE CAPITAL, L.L.C., a Delaware limited liability company, and its successors and/or assigns (the “Payee”), in lawful money of the United States of America, at 60 Wall Street, 10th Floor, New York, New York 10005 or at such other place as Payee may direct, the principal sum of NINETEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($19,750,000.00), together with interest thereon from the date hereof at the rate (the “Note Rate”) of 5.995% per annum, computed on the basis of a 360-day year and accrued and paid for the actual number of days elapsed in any period for which interest is payable. Capitalized terms not defined herein, shall have the meaning ascribed thereto in the Mortgage (defined herein).

Section 1.

(a) Payments of principal and interest shall be paid in installments as follows:

(i) On the date hereof, a payment of interest only in the amount of $6,577.85 with respect to the period commencing on the date hereof and ending on, and including, the last day of the month in which this Note is executed (the “Stub Interest”);

(ii) Payments of interest-only (the “I/O Payments”), accruing at a rate equal to the Note Rate computed on the basis of a 360-day year and accrued and paid for the actual number of days elapsed in any period for which such interest is payable, on the first day of May, 2007 and on the first day of each calendar month thereafter up to and including the first day of April, 2013 (each, an “I/O Payment Date”);

(iii) A constant payment of $118,347.75 (the “P & I Monthly Payment”, and together with the I/O Payment, the “Monthly Payment”) on the first day of May, 2013 and on the first day of each calendar month thereafter up to and including the first day of March, 2017 (each, a “P & I Payment Date”, and together with the I/O Payment Date, the “Payment Date”); and

(iv) The balance of said principal sum and all accrued but unpaid interest thereon shall be due and payable on the first day of April, 2017 (the “Maturity Date”).

(b) Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on a day on which Payee is open for business.

(c) In the event that any payment is not received by Payee on the date when due (subject to the grace period provided in Section 4(a) hereof), then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to four percent (4%) of the amount of such overdue payment. In addition to any other amounts due hereunder, Maker will pay all costs, expenses and fees (including special servicing and liquidation fees) incurred by Payee which result from Maker’s failure to repay the Debt on or before the Maturity Date, regardless of whether such costs, expenses or fees arise or are incurred before or after the Maturity Date.

Section 2. This Note is secured by, among other things, (a) a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) from Maker, as mortgagor, to Payee, as mortgagee, covering certain real property, consisting of land and the buildings and improvements thereon located in the County of St. Louis, State of Minnesota (the “Premises”) and (b) an assignment of leases and rents (the “Assignment”), from Maker to Payee. Reference is made to such documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security and the terms and conditions upon which this Note is secured. The holder of this Note is entitled to the benefits of the Mortgage and the Assignment and may enforce the agreements of Maker contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof.

Section 3. The principal amount of this Note is subject to prepayment, in whole but not in part, without premium, at the option of Maker, only on any business day (provided that if such business day is not a Payment Date, Maker must additionally pay the interest accruing for the full month related to the date on which such payment is made) within three (3) months prior to the Maturity Date; the foregoing being the sole cash prepayment option exercisable by Maker. The principal amount of this Note is also subject to prepayment, in part, at the option of Payee, upon the occurrence of a condemnation or casualty affecting the Premises, all as provided in the Mortgage. This Note is also subject to a right of defeasance, at the option of Maker, at the times and under the conditions set forth in the Mortgage.

Section 4.

(a) It is hereby expressly agreed that should any default occur in the payment of any amount due under this Note and such payment is not made within five (5) days of the date such payment is due (provided, however, that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur under the Mortgage or any of the Loan Documents (as defined in the Mortgage) which is not cured within any applicable grace or cure period, then an Event of Default shall exist hereunder.

(b) Except as otherwise set forth in the Mortgage or other Loan Documents, Maker hereby waives presentment for payment, demand, protest, notice of protest or other notice of dishonor. To the extent permitted by law, Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note or of the Mortgage, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting the Premises, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment.

(c) The remedies of Payee as provided herein or in the Mortgage shall be cumulative and concurrent and may be pursued successively or concurrently against Maker and/or the collateral securing this Note. No failure on the part of Payee in exercising any right or remedy hereunder shall operate as waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder.

No modification or waiver of any provision of this Note shall be effective unless the same shall be in writing signed by the party against which enforcement of such modification or waiver is sought.

Section 5. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date of the relevant Event of Default until such Event of Default has been cured, at a rate per annum equal to the lesser of (i) five percent (5%) in excess of the Note Rate and (ii) the maximum rate of interest, if any, which may be collected from Maker under applicable law (the “Default Interest Rate”), and such default interest shall be due and payable on demand.

If any of the provisions of the Mortgage or this Note shall require, or be deemed or adjudicated to require, the payment, or permit the collection, of interest in excess of the maximum amount permitted by law, Maker shall not be obligated to pay, nor shall Payee be permitted to collect, interest in excess of the amount permitted by law, and the provisions of this sentence shall supersede any conflicting provisions contained herein or in the Mortgage.

If any term or provision of this Note shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

Section 6. Notwithstanding anything in this Note or in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

(a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the “Security Property”) and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this Section; and

(b) in the event of a foreclosure of any liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker (except as specified below), provided, however, that, notwithstanding the foregoing provisions of this Section, Maker shall be fully and personally liable and subject to legal action (i) for misapplication of rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance (other than security deposits), which are not applied to the ordinary and necessary expenses of owning and operating the Secured Property or paid to Payee, (ii) for proceeds of insurance policies or of condemnation or other taking not applied in accordance with the Loan Documents, (iii) for rents, issues, profits, revenues of all or any portion of the Security Property and tenant security deposits paid to or held by or on behalf of Maker relating to the Security Property received or applicable to a period after the occurrence of any Event of Default, hereunder or under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee or, with respect to security deposits, held in accordance with the leases, (iv) for all obligations and indemnities of Maker under the Environmental Indemnity Agreement (the “Environmental Indemnity Agreement”), of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note, (v) for fraud, willful material misrepresentation or willful failure to disclose a material fact by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, any principal, officer, general partner or member of Maker, any guarantor or indemnitor or any agent or employee of any such person, to the full extent of any losses, damages and expenses of Payee on account thereof, (vi) for waste committed on the Security Property by, or damage to the Security Property as a result of the intentional misconduct or gross negligence of, Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence, (vii) any breach of any representation made in Sections 10.4 and 10.7 of the Mortgage except with respect to any representation regarding maintaining adequate capital remaining solvent or paying debts as they become due, and (viii) for any losses or liabilities incurred by or claims made against Payee arising out of or in connection with any breach of any representation and warranties made in Section 10.8 and 10.9 of the Mortgage or the failure of the representations and warranties in Section 10.8 and 10.9 to be true as of the date hereof. In addition, Maker hereby unconditionally and irrevocably guarantees payment of the entire Indebtedness if any of the following occurs after the date hereof: (I) a voluntary bankruptcy filing by, or an involuntary bankruptcy filing (in which Maker or any general partner or managing member or majority shareholder of Maker colludes) against Maker or any general partner or managing member or majority shareholder of Maker; or (II) the Security Property becomes an asset in any voluntary bankruptcy proceeding. Nothing contained in this Section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, (2) preclude Payee from foreclosing the Security Property in case of any default or from enforcing any of the other rights of Payee except as stated in this Section, or (3) limit or impair in any way whatsoever the Environmental Indemnity Agreement or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Environmental Indemnity Agreement.

(c) Notwithstanding anything to the contrary in this Note, the Mortgage or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Mortgage or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Mortgage and the other Loan Documents.

Section 7.

(a) MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF PAYEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

(b) EACH OF MAKER AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER HEREBY CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATING TO THIS NOTE BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID TO MAKER AT THE ADDRESS SET FORTH IN THE MORTGAGE.

(c) This Note shall be governed by and construed in accordance with, the laws of the state in which the Premises is located.

(d) If more than one person or entity is the “Maker” hereunder, each is jointly and severally liable to perform the obligations of Maker hereunder and all representations, warranties, covenants and agreements made by Maker hereunder are joint and several.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed under seal as of the date set forth above.

MAKER:

DEERFIELD LUXURY TOWNHOMES, LLC,
a Delaware limited liability company

By:	Deerfield Townhomes, Inc., a Delaware corporation, its managing member

	By:	/s/ Ezra Beyman
		Name:	Ezra Beyman
		Title:	President

Note